CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Annual Report on Form 10-K of Aaron Rents, Inc. of our report dated May 27, 1994, included in the 1994 Annual Report to Shareholders of Aaron Rents, Inc. as amended by this Form 10-K/A.

We also consent to the addition of the financial statement schedules, listed in the accompanying index to financial statements, to the financial statements covered by our report dated May 27, 1994, incorporated herein by reference.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-62536) pertaining to the
Aaron Rents, Inc. 1990 Stock Option Plan and in the Registration
Statements (Form S-8 Nos. 33-9026 and 33-62538) pertaining to the Aaron Rents, Inc. Employees Retirement Plan and Trust of our report dated May 27, 1994, with respect to the consolidated financial statements and schedules of Aaron Rents, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended
March 31, 1994, as amended by this From 10-K/A.

                                             Ernst & Young, LLP

Atlanta, Georgia
April 20, 1995